Exhibit 10.11

PURCHASE AGREEMENT

This PURCHASE AGREEMENT (the “Agreement”) is effective April 20, 2012 (the “Effective Date”),

BETWEEN:

Billali Mine, LLC (collectively hereinafter the "Seller"), a company organized and existing under the laws of the state of Arizona, with its head office located at:

Ballali Mine, LLC

5502 East 7th Street

Tucson, AZ  85711

AND:

Steele Resources Incorporated (the "Buyer"), a company organized and existing under the laws of the state of Nevada, with its head office located at:

3081 Alhambra Drive

Suite 208

Cameron Park, CA 95682

RECITALS

A.

Seller is the owner of the Billali Mine a property with one lode mining claim located in westernmost New Mexico, in the Summit Mountains, Grant County. It is approximately 35 mi (55 km) east of Safford, Arizona, and is approximately 15 mi (25 km) northeast of Duncan, Arizona. The location of the Property mine adit is approximately latitude 32º53‟04.91” N and longitude 108º59‟01.59” W, elevation 5,343 ft. The claim has a cadastral location of SE ¼ and SW ¼, Section 26, Township 16 South (T16S), Range 21 West (R21W), New Mexico Meridians, and is known as the Billali Mine claim (the "Premises")

B.

Seller has been issued a permit to mine the Premises by the State of New Mexico Mining and Minerals Division (the “Permit”).

C.

Buyer desires to purchase the interests of Seller in the Premises and the Permit upon the terms and conditions herein set forth.

D.

Seller desires to sell their interests in the Premises and transfer the Permit to Buyer upon the terms and conditions herein set forth.

1

AGREEMENT

FOR AND IN CONSIDERATION of the payments herein required, the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer (the "Parties" and individually a "Party") agree as follows:

GRANT OF PREMISES USE RIGHTS

A

  Grant of Use. Seller hereby grant exclusively use of and access to the Premises to Buyer and its permitted successors and assign all of Seller’s interest in and to all mineral and natural resource deposits beneath the surface of, within, or that may be produced from the Premises without limitation (hereafter the "Mineral Substance").

B

Rights of Buyer.  Buyer shall have the following rights in respect of the Premises:

i)

Surface, Mining and Access Rights. Subject only to any limitations imposed by federal, state and local regulations, the free, unrestricted and uninterrupted right of access, ingress and egress to the Premises over existing roads or alternate routes approved by Seller and the right to enter upon and occupy the Premises for all purposes reasonably incident to exploring for, developing, mining (by underground mining, surface mining, strip mining or any other surface or subsurface method, including any method later developed), extracting, milling, smelting, refining, stockpiling, storing, processing, removing and marketing there from all ores, metals, minerals, mineral products (including intermediate products) and materials of every nature or sort, and the right to place, construct, maintain, use and thereafter remove such structures, facilities, equipment, roadways, haulage ways, utility lines, reservoirs and water courses, and other improvements as may be necessary, useful or convenient for the full enjoyment of all of the rights granted under this Agreement.  Buyer shall have sole and exclusive custody, possession, ownership and control of all ore, rock, drill core and other Mineral Substances extracted or removed from the Premises and may sell or otherwise dispose thereof.  In the exercise of such rights, Buyer shall be subject only to compliance with applicable statutes, rules, regulations and the terms of this Agreement. These rights are also granted and may be utilized for the purpose or in the course of carrying on exploration, development or mining operations on any other properties in which Buyer may have or acquire any right or interest, provided Seller assents to the same.

ii)

Cross Mining. The right, if Buyer so desires, to mine and remove any Mineral Substances existing on, in or under the Premises through or by any means, including but not limited to shafts, openings or pits which may be sunk or made upon adjoining and nearby properties, and the right to store any Mineral Substances from the Premises upon any such properties. In addition, Buyer may use the Premises for any shafts, openings, pits and storage areas sunk or made for the mining, removal and/or stockpiling of any Mineral Substances from any adjoining or nearby properties. Mineral Substances taken from the Premises shall at all times be kept entirely separate and distinct from any other ore or concentrated product until the same are measured and sampled so that the rights of Seller shall be at all times preserved and protected

iii)

Commingling. The right to commingle ore removed from the Premises or products derived therefrom after treatment, with other ore or products, before or after concentration or beneficiation, so long as the data necessary to determine the weight, grade, and recoverability of both the ore removed from the Premises or products derived therefrom and the ore or products with which it is commingled are obtained by Buyer.  Buyer shall then use that data to determine Seller's interest in minerals, metals and/or other products extracted from ores or products so mixed.  Such data and determinations shall be acquired and completed in accordance with generally accepted industry practices.

iv)

Deposit of Waste Materials. The right to temporarily or permanently deposit on or off the Premises tailings, waste rock, overburden, surface stripping materials, process solutions, and all other materials originating from the Premises or from adjoining or nearby properties, even if the sole use of the Premises may be for the placement of such materials subject to any and all reclamation as required by state and Federal statutes and regulations.

v)

Treatment. The right, at Buyer's election and in any manner it deems fit, to beneficiate, concentrate, process, smelt, refine, and otherwise treat on or off the Premises any Mineral Substances taken from the Premises or from adjoining or nearby properties by any physical or chemical method or methods. In exercising this right, Mineral Substances may be removed to a plant or plants existing, established or maintained upon the Premises or elsewhere, subject to accurate metallurgical accounting and prompt reporting to Seller.

vi)

Water Rights. The right to use any of Seller’s water rights on, about, under or appurtenant to the Premises to facilitate the exploration, mining and processing rights granted in this Agreement.

2

TERM

A

Term.  The term of this Agreement shall commence as of the Effective Date and shall continue for a period of two (2) years thereafter unless sooner terminated in the manner herein provided.

B

Transfer of Ownership.  If, at the end of the term, Buyer has satisfied its financial obligations under this contract, full right and title of ownership of the Premises and all mineral rights shall be transferred to the Buyer, including, but not limited to, all rights and title described under the terms of the this Agreement.

3

 PAYMENTS TO SELLER

A

Purchase Price.

i)

Upon execution of this Agreement Buyer will cause to have issued two million shares

(2,000,000) of common stock in the corporation (OTCBB:SELR). The Common stock has not been registered under the Securities Act, and are “restricted securities” as defined in Rule 144 under the Securities Act and may not be offered, sold, pledged or otherwise transferred, directly or indirectly, absent registration under the Securities Act or an exemption there from and in accordance with all applicable state securities laws and regulations. The securities will bear a legend to this effect. The restricted securities legend can be removed after a six month holding period, however, should Buyer seek to file a registration during the six months following the execution of the Agreement, Buyer will provide registration rights to the Seller.

ii)

Upon execution of this Agreement Buyer will pay to Seller a deposit of $100,000.

iii)

Within 45 days of execution of this agreement, Buyer will pay to Seller an additional $500,000.

iv)

Buyer will deliver to Seller one thousand eight-hundred (1,800) American Eagle One Ounce Gold Coins ("Gold Coins") according to the following schedule:

Twelve (12) months from execution

600 Gold Coins
Eighteen (18) months from execution

600 Gold Coins
Twenty-four (24) months from execution

600 Gold Coins

For valuation purposes, the value of the exchange of Gold Coins shall be the closing price of gold on the closing daily price of London Bullion Brokers P.M. Gold Fixing on the date of the execution of this Agreement. The posted price shall be obtained from the Wall Street Journal, Reuters, E&MJ or other industry accepted source.

B

Net Smelter Royalty

i)

Production Royalty.  Upon satisfaction of the delivery of the Gold Coins set forth in section 3(B) above, Seller shall be entitled to receive a five percent (5%) Net Smelter Return (the "NSR") on any and all future mining activity at the Property. NSR is defined as the gross amount paid by smelters or purchases for the mineral ore extracted from the Property. The cost of extracting and shipping ore from the Property to a third-party processor, sampling charges will not be deducted in computing the NSR due Buyer.

ii)

If Buyer sells, receives or is credited with refined gold or silver, Buyer will be deemed to have received proceeds from the sale thereof equal to the number of ounces of refined gold or silver outturned to Buyer's account during the calendar quarter multiplied in the case of gold by the average daily London Bullion Brokers P.M. Gold Fixing during such calendar quarter and in the case of silver by the average of the daily Engelhard industrial bullion price for silver during the calendar quarter.  The average price for a calendar quarter shall be determined by dividing the sum of all daily prices posted during the calendar quarter by the number of days that prices were posted.  The posted price shall be obtained from the Wall Street Journal, Reuters, E&MJ or other industry-accepted source.  If a posted price referenced above becomes no longer available, Buyer shall, acting reasonably, select an alternative posted price that closely approximates such original posted price. Buyer shall have the right to market and sell to third parties refined gold and silver in any manner it chooses, including the sale of such refined gold and silver on the commodity market. In this regard, Seller shall have no right to participate in any gains and/or profits or obligation to suffer any losses accruing to Buyer as a result of forward sales, options trading, commodities futures trading or similar transactions.

iii)

Charges to be deducted from proceeds in determining Net Smelter Returns

(a)

all costs, charges and expenses paid or incurred by Buyer for treatment in the smelting and refining processes (including handling, processing, interest and provisional settlement fees, sampling, assaying and representation costs, penalties and other processor deductions);

(b)

 shall accrue quarterly (based on calendar quarters) and shall become due and payable by Buyer prior to the end of the month following the end of each quarter.  Royalty payments shall be accompanied by pertinent information in sufficient detail to explain the calculation of the royalty payment;

iv)

All statements for royalties rendered to Seller by Buyer during any quarter shall conclusively be presumed to be true and correct after one year following the end of such quarter unless within said one year period Seller takes written exception thereto and makes a claim on Buyer for adjustment. No adjustment favorable to Buyer shall be made unless it is made within the same prescribed period.

v)

Seller, upon notice in writing to Buyer and utilizing a designated representative, shall have the right to audit Buyer's accounts and records relating to the payment of the royalty for any calendar quarter within the one-year period following the end of such calendar quarter; provided.  However, the making of any audit shall not extend the time for the taking of written exception to and the adjustment of accounts as provided for in the paragraph above.  All audits shall be conducted by Seller at the office of Buyer where the relevant books and records are maintained and such audit shall be conducted during normal business hours.

C

Place and Allocation of Payment. All payments shall be made and allocated in accordance with the provisions in the Section 10A.

D

No Royalty on Test Materials. Buyer shall have the right to mine and market amounts of Mineral Substances reasonably necessary for sampling, assaying, metallurgical testing and evaluation of the mineral potential of the Premises without incurring any obligation to make production royalty payments.

4

 TITLE MATTERS

A

Representations and Warranties. Seller covenants and warrant to Buyer, which covenants and warranties shall survive termination of this Agreement, as follows:

i)

Seller warrants, to the best of their knowledge and belief, there are no claims, actions, suits or proceedings pending or threatened on account of or as a result of ownership of the real property which, if adversely determined, would prevent or hinder the conditions contained in this Agreement.

ii)

Seller warrants, to the best of their knowledge and belief, they have good and merchantable title to the patented mining claims as set out in Exhibit “A” including any reservations contained in patents issued by the United States of America. As to said patented claims, that Seller have not entered into any leases, licenses, easements or other agreements, recorded or unrecorded, granting rights to any parties in any of the property and no person or other entity has any right to possess  any portion of the property.

iii)

Seller warrants that they have no knowledge of violation of law or ordinance with respect to the use of ownership of the property.

iv)

Seller warrants that they have full right, power and capacity to enter into this Agreement under the terms set forth herein.

v)

Buyer shall have quiet and peaceable possession of the Premises.

vi)

Seller has no knowledge or information indicating that any reclamation obligations for prior operations on the Premises are unsatisfied.

vii)

Seller warrants that patented claims are in good standing and all required payments to maintain the claims have been timely made, and no liens or encumbrances exist.

viii)

Seller has no knowledge of any existing or threatened violations of any federal or state environmental laws or regulations as a result of any condition on the Premises.

B

Title Defects, Defense and Protection. Buyer may at any time cause a title search to be made covering all or any part of the Premises.  Seller shall provide Buyer with any abstracts and other evidences of title in Seller’s possession or control.  If, (1) in the opinion of Buyer, Seller’s title to all or any part of the Premises is defective or less than as represented in Section 4.A; or (2) Seller’s title is contested or questioned by any person or entity Buyer shall notify Seller and Seller shall promptly defend title or correct the alleged defects.  In the event Seller is unable or unwilling to promptly correct the alleged defects or defend title, Buyer may, without obligation and without waiver of any remedies of Buyer, attempt to perfect or defend Seller’s title. In that event, Seller shall cooperate as reasonably necessary to assist Buyer in its efforts to perfect or defend Seller’s title, time being of the essence.  Any money expended by Buyer to perfect or defend Seller’s title shall be deductible from the Gold Coin payment set forth in Section 3B or 3C for the year in which such money is spent. Any improvement or perfection of title to the Premises shall inure to the benefit of Buyer in the same manner and to the same extent as if such improvement or perfection had been made prior to the execution of this Agreement.

C

Lesser Interest.  If Seller’s mineral ownership interest in the Premises from which production is made is less than 100%, then the agreement may be terminated immediately by Buyer, at Buyer’s sole discretion.  Notwithstanding, if Buyer does not terminate the agreement amounts payable pursuant to Sections 3.A, 3.B and 3.C shall be payable only as to the share of production that is attributable to Seller’s actual mineral ownership interest of the Premises. Such termination or reductions in payments shall not waive or eliminate any other rights or remedies Buyer may have in connection with this Agreement.

5

OBLIGATIONS OF BUYER

A

Outstanding Mineral Interests.    Buyer has conducted a mineral review of the Premises described in Exhibit "A”.  Based on said review, Buyer is not aware of any defects in Seller’s title, nor of any other matter that would cause Seller’s warranties and representations made herein to be untrue.

B

Protection from Liens.  Buyer shall keep title to the Premises free and clear from any liens, claims and encumbrances (other than liens for taxes not yet due and delinquent) arising from its operations hereunder. Buyer shall promptly pay for all labor performed upon or material furnished to the Premises at the request of Buyer and shall keep the Premises free and clear from liens of mechanics or materialmen in connection with services performed and material supplied at Buyer's request. Buyer shall, however, have the right in good faith to contest the validity of any lien, claim or liability and shall not be required to remove any such lien, claim or liability so long as Buyer is contesting the validity or the amount thereof. The foregoing provisions shall not restrict Buyer from placing a mortgage, trust deed or other lien upon its interest in the Premises for financing purposes, so long as said encumbrance is subordinate to the rights of Seller to terminate this Lease for nonperformance in accordance with its terms.

C

Indemnification and Insurance.  Buyer shall protect Seller against any damages arising out of Buyer's operations on the Premises and shall indemnify Seller against liability resulting from Buyer's operations on the Premises; provided, however, that any act or omission by Seller or any agent acting on its behalf, or any breach of warranty by Seller, shall not have been a contributing cause to the event giving rise to any such damages.

Taxes and Assessments.  Except as provided below, Buyer shall pay promptly before delinquency all taxes and assessments that may be assessed during the term of this Agreement upon the Premises resulting from Buyer's activities and products derived therefrom.  This includes all assessments payable to maintain the integrity of the mining claims, on an annual basis, due and payable to Grant County or other required State or US Federal agencies. Buyer will defend the rights of Seller with respect to other individuals that prospect or overstake Seller’s mining claims.  However, Buyer shall always have the right to contest, in the courts or otherwise, either in its own name or in the name of Seller, the validity or amount of any such taxes or assessments, or to take such other steps or proceedings as it may deem necessary to secure a cancellation, reduction, readjustment or equalization thereof, before it shall be required to pay such taxes or assessments.  Notwithstanding the foregoing, Buyer shall not permit any part of the Premises to be conveyed and title lost as the result of nonpayment of such taxes and assessments. Buyer shall provide Seller with copies of all receipts evidencing payment of such taxes and assessments.  If Seller should receive tax bills or claims that are the responsibility of Buyer, Seller shall promptly forward such bills or claims to Buyer for appropriate action.  Buyer shall pay the above-referenced taxes that are assessed from the Effective Date of this Agreement to its date of termination.  Nothing in this paragraph shall be construed to obligate Buyer to pay that portion of any tax based upon an assessment of improvements or structures made or placed on the Premises by Seller. Buyer shall not be liable for any taxes levied on or measured by Seller’s income or based upon payments made to Seller by Buyer under this Agreement.

D

Compliance with Laws and Regulations.   Buyer shall perform all of its operations on the Premises in compliance with all applicable Federal, State and local laws and regulations pertaining to environmental protection, reclamation and bonding, and any other regulatory authority having rightful jurisdiction in the conduct of exploration, development and production operations on the Premises, including without limitation, requirements applicable to the plugging of drill holes and reclaiming, re-contouring and re-seeding of drill pads, trenches, access roads and other disturbances.  Buyer shall have no obligations with respect to prior operations or preexisting conditions on the Premises. The indemnification obligations of Buyer pursuant to Section 5.C shall specifically be applicable to all of Buyer's environmental obligations. The obligations of Buyer under this Section 5.D shall survive termination of this Agreement.

E

Seller’s Right to Inspect.  During the initial two year term of this Agreement Buyer shall allow Seller and representatives of Seller, at their sole risk and expense, access to the Premises for the purposes of viewing or inspecting Buyer's operations, at times which, in Buyer's discretion, do not unreasonably interfere with its operations.  Seller and Seller’s representatives agree to indemnify, protect, save and hold harmless Buyer and its affiliated and direct and indirect parent corporations and their respective directors, partners, officers, employees, agents and corporate affiliates from and against any and all losses, costs, damages, expenses, attorney fees, claims, demands, liabilities, suits and actions of every kind and character that may be imposed upon or incurred by Buyer and its affiliated and direct and indirect parent corporations and their respective directors, partners, officers, employees, agents or corporate affiliates on account of, or arising directly or indirectly from, Seller’s rights under this Section 5.E  Seller acknowledges and agrees that information obtained pursuant to this Section 5.E shall be subject to the confidentiality provisions set forth in Section 11 hereof.

F

 Delivery of Data.  Upon termination of this Agreement, Buyer shall furnish Seller, within a reasonable time and without warranty or liability, one set of copies of all available data generated from work by or for Buyer on the Premises. Such data is to include, but not necessarily be limited to, geochemical and assay data; sample maps; geologic maps, cross sections and reports; geophysical maps, cross sections and reports; and drill logs. Buyer shall authorize and permit Seller to take possession of any available drill core, drill cuttings, rejects and pulps derived from the Premises whether or not such materials are stored on the Premises.  Buyer shall have no liability to Seller or any third party for lack of availability or poor condition of any such cores or samples or for any deficiencies in the accuracy, reliability or completeness of any information and data furnished to Seller.  Seller shall assume all risks stemming from reliance upon such data by itself and by third parties after disclosure thereof by Seller and shall indemnify and hold harmless Buyer as to any claims made by such third parties.

G

 No Obligation to Mine. Nothing in this Agreement shall impose any obligation or covenant, express or implied, upon Buyer to conduct any exploration, development or mining operations upon the Premises, it being the intent of the Parties that Buyer shall have sole discretion to determine the technical and economic feasibility, timing, method, manner and rate of conducting any such operations. Only the express duties and obligations provided under this Agreement shall be binding upon Buyer. The nature, manner and extent of all exploration development, mining and other operations, if any, shall be matters to be determined solely within the discretion of Buyer.

6

OBLIGATIONS OF SELLER

A

Cooperation by Seller.  Seller shall execute all documents and otherwise cooperate with Buyer as needed in connection with the conduct of operations on the Premises, including the transfer of ownership of the existing Permit to Buyer, acquisition of additional governmental permits, post-mining reclamation approvals, water rights, and other rights and privileges related to the conduct of operations on the Premises and reclamation thereof.  In that regard, Seller agrees not to protest, challenge or otherwise oppose any water right or operational permit filings that Buyer may make to facilitate operations or proposed operations on or in connection with the Premises.

B

 Sharing of Data by Seller.   Seller shall, upon execution of this Agreement, provide or make available to Buyer any available technical and title information and drill core and other samples (such as cuttings, pulps, drill logs, assay results, feasibility reports, etc.) concerning the Premises that are in Seller’s possession or control. Similarly, Seller shall, as soon as possible, provide or make available to Buyer any such information and samples that Seller may acquire subsequent to the execution of this Agreement, whether obtained personally or from third parties.

7

TERMINATION

A

Termination by Seller.   In the event Seller considers that Buyer has not complied with any obligation hereunder, Seller shall notify Buyer setting out specifically in what respect it is claimed that Buyer has breached this Agreement. If the alleged breach is not cured within 60 days after notice is given of  default or if Buyer has not within that time either commenced to cure the alleged breach and does not thereafter diligently complete such cure, or challenges the legitimacy of the allegation, Seller may terminate this Agreement by delivering to Buyer written notice of such termination; provided, however, that in the event Buyer challenges the legitimacy of the allegation Buyer may give written notice to Seller within such 60-day period setting forth such fact. If Seller gives written notice within 15 days of Buyer's notice that Seller rejects Buyer's position then this Agreement shall not be terminable by Seller until there is a final judicial determination by a court of competent jurisdiction that a default exists and shall not be terminated thereafter if Buyer shall satisfy such judgment within 30 days following its entry (or if an appeal of such judgment is taken following its affirmance by the highest court to which such an appeal is made).  Failure of Seller to give such notice shall constitute agreement by Seller that Buyer is not in default.  Seller shall not be entitled to terminate this Agreement for any default which by its nature is not retroactively curable if Buyer has used its best efforts to cure such a default to the extent practical or if Buyer has paid Seller’s damages for such default where damages are an appropriate remedy. Seller shall have no right to terminate this Agreement except as expressly provided in this Section 7.A, and termination of this Agreement shall be the sole remedy of Seller.  Neither the service of any notice nor the performance of any acts by Buyer intended to meet any such alleged breach shall be deemed an admission or presumption that Buyer has failed to perform all of its obligations under this Agreement.

B

Termination by Buyer. Buyer shall have the right to terminate this Agreement at any time with respect to the Premises by giving Seller written notice of such termination. Termination shall not cause a reduction in the payments already made according to Section 3.A.

Upon such termination, all right, title and interest of Buyer under this Agreement shall terminate with respect to the Premises affected. Buyer shall be relieved of all further obligations set forth in this Agreement as to the Premises affected except those obligations, if any, which have accrued prior to such termination. Any taxes, assessments and governmental charges for which Buyer was responsible prior to termination shall be prorated as of the termination date.

C

Release.  Following termination of this Agreement as to all or a part of the Premises, Buyer shall promptly deliver to Seller a fully executed release of this Agreement in recordable         form.

D

Reclamation: Removal of Property.  Upon termination of this Agreement, Buyer shall have a continuing right to enter upon the Premises to complete required reclamation required as a result of Buyer’s activities on the Premises. Buyer shall within ninety (90) days after the date of termination remove from the Premises all of its machinery, buildings, structures, facilities, equipment and other property of every nature and description erected, placed or situated thereon except foundations of a permanent nature, supports, track and pipe placed in shafts, drifts or openings in the Premises.  Any property of Buyer not removed by the end of this ninety day period shall become the property of Seller; however, Buyer does not warrant the condition or safety of any such property.  Buyer shall have the right to keep a watchman on the Premises during this ninety day period.

E

Return of Mine Permit.  Upon termination of this Agreement by either Party, Buyer and Seller shall execute all documents and otherwise cooperate with as needed in connection with the conduct of operations on the Premises, including returning ownership of the existing Permit to Seller.

8

 LIENS

In the event that Seller fails to promptly pay, when due, taxes, mortgages or other liens levied against the Premises and payable by Seller, Buyer shall have the right (but shall not be obligated) to pay such past due amounts and, if Buyer does so, Buyer shall be subrogated to all the rights of the holders thereof and Seller shall reimburse Buyer for all such payments and for all related costs and expenses paid or incurred by Buyer (including, without limitation, related attorney fees) within 30 days after the same are paid or incurred by Buyer.  The provisions of this Section shall survive termination of this Agreement.

9

 FORCE MAJEURE

Buyer shall not be liable for failure to perform any of its obligations, other than making payments due under Section 3, during any period in which performance is prevented, in whole or in part, by causes herein termed Force Majeure. For purposes of this Agreement, the term "Force Majeure" shall include labor disputes; acts of God; action of the elements, including inclement weather, floods, slides, cave-ins, sinkholes, earthquakes and drought; laws, rules, regulations, orders, directives and requests of governmental bodies or agencies; delay, failure or inability of suppliers or transporters of materials, parts, supplies, services or equipment or by contractors' or subcontractors' shortage of, or inability to obtain, labor, transportation, materials, machinery, equipment, supplies, utilities or services; accidents; breakdown of equipment, machinery or facilities; judgments or orders of any court or agency; inability to obtain on reasonably acceptable terms or in reasonably acceptable time any public or private licenses, permits or other authorizations; curtailment or suspension of activities to remedy or avoid an actual or alleged, present or future violation of federal, state or local environmental standard; acts of war or conditions arising out of or attributable to war, whether declared or undeclared; riot; civil strife; fire; explosion; or any other cause whether similar or dissimilar to the foregoing, except for the inability to meet financial commitments. If Buyer desires to invoke the provisions of this Section, Buyer shall give notice of the commencement of the circumstances giving rise to such Force Majeure. The time for discharging Buyer's obligations with respect to the prevented performance, or the time within which Buyer must undertake or complete any activity, shall then be extended for the period of Force Majeure.

10

NOTICES AND METHODS OF MAKING PAYMENTS

A

Notices.  Any required notice or communication shall be in writing and shall be effective when personally delivered (including delivery by express courier service) to the following addresses, or when addressed as follows and deposited, postage prepaid, in the United States mail for certified delivery:

If to Seller:

Billali Mine, LLC

5502 East 7th Street

Tucson, AZ  85711

With copies sent to:

Billali Mine LLC

P.O. Box 207

Duncan, AZ  85534

Billali Mine LLC

P.O.Box 945

Duncan, AZ  85534

If to Buyer:

Steele Resources Incorporated

3081 Alhambra Dr.

Suite 208

Cameron Park, CA 95682

Either party may, by notice to the other given as aforesaid, change its mailing address for future notices.

11

CONFIDENTIALITY

Seller shall not, without the express written consent of Buyer not to be unreasonably withheld, disclose any information concerning the terms of this or operations conducted under this Agreement (except information and data that is generally available to the public), nor issue any press releases concerning such information.

12

MISCELLANEOUS

A

Relationship of the Parties. Nothing contained herein shall be deemed to constitute either Party, in its capacity as such, the partner, agent or legal representative of the other Party, or to create any partnership, mining partnership or other partnership relationship, or fiduciary relationship between them, for any purpose whatsoever.  Except as expressly provided in this Agreement, each Party shall have the free, unrestricted and independent right to engage in and receive the full benefits of any and all business endeavors of any sort whatsoever outside the Premises or outside the scope of this Agreement, whether or not competitive with the endeavors contemplated herein, without consulting the other or inviting or allowing the other therein.

B

Transfers.  Buyer and its respective successors shall have the right to assign or otherwise transfer their respective interests in this Agreement in whole or in part provided that the transferee agrees in writing to assume all, or a portion of all if applicable, obligations of  Buyer hereunder, and Buyer shows Seller, in writing, that the proposed transferee is financially and technically able to comply with the obligations of the Buyer under this Lease, and, in that event, Seller shall be obligated to consent to the transfer, with the understanding that Buyer remains secondarily liable under this Lease. No such transfer shall be effective until the Seller receives written notice of the proposed transfer in accordance with Section

10, and consents in writing to the same.

C

Payments After a Transfer of Interest.  In the event payments should be made to other parties because of any transfer of the interest of any of the persons constituting Seller, payments tendered to the Seller making the transfer or Seller’s designated agent, shall conclusively be deemed payment to the transferee until Buyer receives notice and evidence satisfactory to it from both the agent (if applicable) and the transferring Seller that the transferor's interest has been transferred and that payments should be made to the transferee or the transferee's designated agent.

D

 Binding Effect.  Subject to the provisions of Section 12.B above, the provisions of this Agreement shall inure to the benefit of and be binding upon the Parties and their respective heirs, executors, administrators, personal representatives, beneficiaries, successors and assigns.

E

Construction of Agreement.  This Agreement and its Exhibits constitute the entire understanding of the Parties with respect to the Premises, all previous agreements, promises, representations, negotiations, writings and understandings between the Parties concerning the Premises being expressly rescinded.  Except for obligations of good faith and fair dealing, there are no terms or conditions, express or implied, other than herein stated. This Agreement shall be subject to all valid and applicable provisions of statutory or common law, rules and regulations. Should this Agreement or any of its provisions or operations be found to be contrary to any such valid law, rule or regulation, the latter shall be deemed to control and this Agreement shall be regarded as modified accordingly. Subject to the preceding sentence, no modification or alteration of this Agreement shall be effective unless made in writing and executed by the Parties with the same formality as this Agreement. There shall be no modification or amendment by virtue of course of conduct by either party. There shall be no modification or amendment by virtue of any concept of an oral modification of a written agreement.  Wherever the term "including" is used herein, it shall be deemed to mean "including without limitation," and wherever the phrase "shall include" is used herein, it shall mean "shall include without limitation."

F

Headings. The headings used herein are for convenience only and shall be disregarded in construing and enforcing this Agreement.

G

Rule Against Perpetuities. The Parties do not intend nor desire for this Agreement to violate the common law Rule Against Perpetuities or any analogous statutory provision or any other statutory or common law rule imposing time limits on the vesting or termination of estates in land. If any provision of this Agreement does or would violate the Rule Against Perpetuities or any analogous statutory provision or any other statutory or common law rule imposing time limits on the vesting or termination of estates in land, then this Agreement shall not be deemed void or voidable but shall be interpreted in such a way as to maintain and carry out the Parties' objectives to the fullest extent possible by law.

H

Applicable law.  This Agreement shall be construed, interpreted and governed by the laws of the State of New Mexico.

I

Attorney Fees. In the event either Party brings any action or proceeding for damages or equitable relief against the other Party for an alleged breach or default of any provision of this Agreement to recover monies due or to enforce, protect or establish any right or remedy of either Party under this Agreement, the prevailing Party shall be entitled to recover as a part of such action or proceeding reasonable attorney fees and court costs.

J

Disputes. Disputes or differences between the Parties shall not interrupt performance of this Agreement or the continuation of operations hereunder, In the event of any dispute or difference, operations may be continued and payments may be made hereunder in the same manner as prior to such dispute or difference.  In case of suit, adverse claim, dispute or question as to the ownership of the Premises or production royalties, or any interest therein. Buyer may, in its sole discretion, deposit the payment (or the portion of the payment in dispute. if less than the whole payment is in dispute) into an escrow account and Buyer shall not be held in default in payment thereof until such suit, claim, dispute or question has been finally disposed of.

K

Multiple Counterparts. This Agreement may be executed in multiple counterparts and all counterparts taken together shall be deemed to constitute one and the same document

IN WITNESS WHEREOF, the Parties have executed this Agreement on the dates set forth in the acknowledgments below, but effective as of the Effective Date.

SELLER

Signature: /s/ Richard Billingsley

Date: April 20, 2012

Signature: /s/ Joy Merz

Date: April 20, 2012

Signature: /s/ Leslie Billingsley

Date: April 20, 2012

BUYER

Steele Resources Inc., a Nevada Corporation

By: April 20, 2012

/s/ A. SCOTT DOCKTER, President

Exhibit A

The Premises